Investor Conference Call Quarter Ended June 30, 2011 August 11, 2011 Exhibit 99.2

SEC Disclosure Information
» Forward Looking Statements
{
Some of our comments today may include forward-
looking statements about our expectations for the future. These statements include assumptions, expectations, predictions, intentions or beliefs about future events.
Although we believe that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct, and we do not plan to update any forward-looking statements if our expectations change.  More information about the risks and uncertainties relating to TPC Group and the forward-
looking statements may be found in our SEC filings.
» Non-GAAP Financial Measures
{
Some of our comments today will reference
Adjusted EBITDA, which is a non-GAAP financial measure.  Provided herein is a reconciliation, for each period presented, of Adjusted EBITDA to Net Income, which is the most directly comparable GAAP measure reported in our financial statements.

$34.3
$11.4
$(0.7)
$12.8
$14.4
Qtr ended 6/30/2011
Qtr ended 3/31/2011
Qtr ended 12/31/2010
Qtr ended 9/30/2010
Qtr ended 6/30/2010

$71.0
$35.5
$18.7
$32.8
$36.1
Qtr ended 6/30/2011
Qtr ended 3/31/2011
Qtr ended 12/31/2010
Qtr ended 9/30/2010
Qtr ended 6/30/2010

Net Income Adjusted EBITDA*
Dollars in millions
except EPS
* See  slide 8 for a reconciliation of Adjusted EBITDA to Net Income for all periods presented.
Net Income (Loss) is the GAAP measure most directly comparable to Adjusted EBITDA.
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
(in millions except per share)
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Revenue 792.9 $     555.6 $     486.1 $     499.4 $     531.8 $
Gross Profit 115.7        79.6          59.2          71.3          77.8
Operating Income (Loss) 60.2 25.0 8.4 22.5 24.4
Interest Income (Expense) and Other (8.2) (7.9) (10.7) (2.8) (2.1)
Income Tax (Expense) / Benefit (17.7) (5.7) 1.6 (6.9) (7.9)
     Net Income 34.3 11.4 (0.7) 12.8 14.4
     EPS (Diluted) 2.12 $       0.70 $       (0.04) $      0.70 $       0.80 $

C4 Processing
C4 Processing
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Revenue ($mm) 659.1 $           434.3 $           394.6 $           397.9 $           424.5 $
Gross Profit ($mm) 92.8                58.0                40.2                47.3                51.4
Adj. EBITDA ($mm) 66.9                30.6                15.7                23.8                26.2
Volume (mm) 691.2 581.2 597.2 587.1 644.7
Gross Profit (¢/lb) 0.13 $             0.10 $             0.07 $             0.08 $             0.08 $
Adj. EBITDA (¢/lb) 0.10 $             0.05 $             0.03 $             0.04 $             0.04 $
Performance Products
Performance Products
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Revenue ($mm) 133.8 $           121.3 $           91.5 $             101.5 $           107.3 $
Gross Profit ($mm) 22.8                21.6                19.0                24.0                26.4
Adj. EBITDA ($mm) 12.0                11.6                9.2                   14.6                17.2
Volume (mm) 168.6 169.5 141.0 161.6 158.0
Gross Profit (¢/lb) 0.14 $             0.13 $             0.13 $             0.15 $             0.17 $
Adj. EBITDA (¢/lb) 0.07 $             0.07 $             0.07 $             0.09 $             0.11 $
Total
Total
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Revenue ($mm) 792.9 $           555.6 $           486.1 $           499.4 $           531.8 $
Gross Profit ($mm) 115.7              79.6                59.2                71.3                77.8
Adj. EBITDA ($mm) 78.9                42.2                24.9                38.4                43.4
Volume (mm) 859.8 750.7 738.2 748.7 802.7
Gross Profit (¢/lb) 0.13 $             0.11 $             0.08 $             0.10 $             0.10 $
Adj. EBITDA (¢/lb) 0.09 $             0.06 $             0.03 $             0.05 $             0.05 $
Selected Operating Results (unaudited)
* See slide 8 for a reconciliation of Adjusted EBITDA to Net Income for all periods presented.
   Net Income (Loss) is the GAAP measure most directly comparable to Adjusted EBITDA.

Supplemental Data 5

Qtr Ended Qtr Ended Qtr Ended Qtr Ended Qtr Ended
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
End of Qtr BD Contract Price ($/lb) (1)
1.53           1.04          0.86          0.93          0.92
Unleaded Gasoline Qtr Avg - USGC ($/gal) (2)
3.07           2.61          2.18          2.00          2.11
US Ethylene Industry Capacity Utilization (%) (3)
89.1 92.5          88.0          92.3          87.6
US BD Production (mm lbs) (3)
795 833           813           838           820
(1) Source:  CMAI
(2) Source:  Platts
(3) Source:  Hodson
Selected Market Data

Selected Financial Data
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Sales Volumes (mm lbs) (1) 859.8         750.7       738.2        748.7       802.7
Sales Revenue ($mm) 792.9         555.6       486.1        499.4       531.8
Adjusted EBITDA ($mm)
C4 Processing 66.9           30.6         15.7          23.8         26.2
Performance Products 12.0           11.6         9.2            14.6         17.2
Corporate (7.9)            (6.7)          (6.2)           (5.6)          (7.3)
Adjusted EBITDA (2) 71.0           35.5         18.7          32.8         36.1
Adjusted EBITDA per pound 0.08           0.05         0.03          0.04         0.04
Operating Segment Adjusted EBITDA per pound (3) 0.09           0.06         0.03          0.05         0.05
(1) Does not include tolling volume.
(2) Adjusted EBITDA as set by current definition.
(3) Adjusted EBITDA for the C4 Processing and Performance Products operating segments - i.e. total Adjusted EBITDA less Corporate.
Quarter Ended
(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income
6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010
Net income (loss) 34.3 $        11.4 $        (0.7) $        12.8 $        14.4 $
Income tax expense 17.7           5.7             (1.6)           6.9             7.9
Interest expense, net 8.6 8.4 11.1 3.2 4.0
Depreciation and amortization 10.4 10.0 9.9 9.9 9.8
Adjusted EBITDA 71.0 $        35.5 $        18.7 $        32.8 $        36.1 $
Quarter Ended
(Unaudited, in millions)
(*) Adjusted EBITDA is presented and discussed herein because management believes it enhances understanding by investors and lenders of the Company’s financial performance.  Adjusted EBITDA is not a measure computed in accordance with GAAP.  Accordingly it does not represent cash flow from operations, nor is it intended to be presented herein as a substitute for operating income or net income as indicators of the Company’s operating performance.  Adjusted EBITDA is the primary performance measurement used by senior management and our Board of Directors to evaluate operating results of, and to allocate capital resources between, our  business segments.  We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (EBITDA), which is then adjusted to remove or add back certain items.  The items removed or added back have historically consisted of items we consider to be non-recurring in nature and which we believe distort comparability between periods.  There were no such items identified in the Reconciliations of Adjusted EBITDA to Net Income
for the periods presented above. Our calculation of Adjusted EBITDA may be different from calculations used by other companies; therefore, it may not be comparable to other companies.